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EXHIBIT 10.3

                               LICENSING AGREEMENT

         THIS LICENSING AGREEMENT (the "Agreement") is entered into effective November 15, 2004, between ORTHONETX, INC., a Nevada corporation, and TERRY KNAPP, M.D. ("Knapp"). OrthoNetx, Inc. and its subsidiary corporations are hereinafter referred to as "ORTHONETX."

                              EXPLANATORY STATEMENT
                              ---------------------

         A. ORTHONETX is a medical device company that is currently developing and marketing certain distraction osteogenesis devices and plans to create and incorporate an Interactive Bone Information System ("IBIS") and an Interactive Device Information System ("IDIS") (IBIS and IDIS collectively, "IBIS/IDIS") for use in conjunction with its medical devices.

         B. Knapp has developed certain proprietary technology included in U.S. Patent 6,278,999 entitled "Information Management System for Personal Health Digitizers" (the "Knapp Patent") for an information management system that can be utilized in ORTHONETX's IBIS/IDIS.

         C. Knapp desires to license its Knapp Patent to ORTHONETX for incorporation in ORTHONETX's IBIS/IDIS and for ORTHONETX's use of the Knapp Patent in the field of medical device implants as addressed by the IBISIIDIS platform.

         NOW THEREFORE, in consideration of the foregoing Explanatory Statement, which is made a substantive part of this Agreement and the promises, covenants and representations made herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

                                    ARTICLE 1
                                      TERM

         1.1 TERM. This Agreement shall become effective upon execution and shall continue in full force and effect for five (5) years, unless sooner terminated in accordance with its terms. This Agreement shall be renewed automatically for additional five (5) year terms at the expiration of each preceding term unless ORTHONETX notifies Knapp, in writing, within thirty (30) days prior to the renewal date, that it elects not to renew.

         1.2 PRIOR TERMINATION. Anything contained in Section 1.1 above to the contrary notwithstanding, this Agreement may be terminated and the obligations of the parties hereunder shall thereupon cease, upon the occurrence of the following:

                  (a) Knapp may elect to terminate this Agreement by providing ORTHONETX with ninety (90) days notice in writing in the event ORTHONETX fails to substantially perform its duties hereunder. ORTHONETX shall have the right to cure such non-performance within ninety (90) days of such Default Notice and if ORTHONETX cures such non-performance within the ninety (90) day period, this Agreement shall remain in full force and effect.

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                  (b) Knapp may also elect to terminate this Agreement by
providing ORTHONETX with ninety (90) days notice in writing if ORTHONETX, through its board of directors, does not utilize the Knapp Patent in conjunction with any of its medical devices or fails to sublease the Knapp Patent in accordance with this Agreement within two (2) years of the date of this Agreement.

                                    ARTICLE 2
                            LICENSE OF ICNAPP PATENT

         2.1 LICENSING. In consideration of the payments to be made in accordance with this Agreement, Knapp hereby grants to ORTHONETX an exclusive, transferable (with the right to sublicense) license to use the Knapp Patent in relation to the development, manufacturing, marketing and servicing of medical device implants as addressed by the IBIS/IDIS platform in the United States and worldwide. The license rights shall include the right to use and further develop technology included in the Knapp Patent for use in its IBIS/IDIS platform.

         2.2 LICENSE RESTRICTIONS. Except as otherwise expressly authorized in writing by Knapp, ORTHONETX shall not use the Knapp Patent other than in accordance with the provisions of this Agreement.

         2.3 DURATION. This Agreement and the licenses hereby granted shall commence on the date of counter-signature by Knapp of this Agreement and shall continue in force for the term as set forth in Article 1.

         2.4 OWNERSHIP OF THE KNAPP PATENT.

                  (a) KNAPP PATENT OWNER. Knapp is the owner of the Knapp Patent. Knapp is not aware at the date hereof that the Knapp Patent or the use of it in relation to the field of medical device implants as addressed by the IBISIIDIS platform infringes the rights of any third party but gives no warranty in relation thereto, nor as to the validity of any applications.

                  (b) REPRESENTATIONS AS TO KNAPP PATENT. Knapp represents that the Knapp Patent is a valid patent as filed and registered with the U.S. Patent Office.

                  (c) NO WARRANTY. THE KNAPP PATENT IS PROVIDED TO ORTHONETX "AS IS" AND WITHOUT WARRANTY OF ANY TYPE OR KIND. KNAPP HEREBY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER STATUTORY, EXPRESS, OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS EXCEPT THAT KNAPP WARRANTS ONLY THAT THE KNAPP PATENT IS A VALID PATENT AS FILED AND REGISTERED WITH THE U.S. PATENT OFFICE AND THAT HE IS NOT AWARE AT THE DATE HEREOF OF ANY THIRD PARTY CLAIM THAT THE KNAPP PATENT OR THE USE OF IT ON OR IN RELATION TO MEDICAL IMPLANT DEVICES INFRINGES THE RIGHTS OF SUCH THIRD PARTY OR PARTIES.

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                  (d) NO CONTEST TO KNAPP PATENT. During the term of this
Agreement and thereafter, ORTHONETX undertakes not to do or permit to be done any act which would or might jeopardize or invalidate the Knapp Patent, nor any application and/or registration thereof, nor do any act which might prejudice the right of Knapp to the Knapp Patent. Furthermore, ORTHONETX will not object to or otherwise contest Knapp's exclusive right, title and interest in and to, or the validity of, the Knapp Patent, subject to this Agreement.

                  (E) ORTHONETX ASSISTANCE IN MAINTAINING KNAPP PATENT ORTHONETX shall on request give to Knapp or its authorized representative any information as to its use of the Knapp Patent which Knapp may reasonably require.

         2.5 INFRINGEMENTS.

                  (a) INFRINGEMENTS OF THE KNAPP PATENT. ORTHONETX shall immediately notify Knapp in writing if ORTHONETX becomes aware of any unauthorized use, or proposed unauthorized use, by any person of a possible infringement of the Knapp Patent, and grants ORTHONETX the right to take such action, at ORTHONETX's own expense, and by attorneys of ORTHONETX's choice, as ORTHONETX in its sole discretion may deem advisable, including the right to sue for infringement of ORTHONETX's license rights pursuant to this Agreement. Any such action taken by ORTHONETX may be taken in the name of Knapp or ORTHONETX, as ORTHONETX deems appropriate. The monetary proceeds from any such action, claim or settlement arising from any such action, will belong exclusively to ORTHONETX after the deduction of all of Knapp's own costs incurred as a result of such proceedings, if any.

                  (b) KNAPP PATENT INFRINGEMENT. If either party or their subsidiaries receive notice (the "Infringement Notice") from any third party alleging that the Knapp Patent infringes upon any third party's patent or technology, then such party receiving the Infringement Notice shall immediately notify the other party and all parties hereto and their subsidiaries will mutually decide what action shall be taken in response to the claim of infringement.

                  (c) COOPERATION. Each party shall, at the request of the other party, cooperate with each other in any action, claim or proceedings brought or threatened in respect of the Knapp Patent as licensed to ORTHONETX pursuant to this Agreement.

         2.6 FEES. AS full consideration for its license rights pursuant to this Agreement, ORTHONETX agrees to the following:

                   (a) ORTHONETX, beginning two years from the date of this agreement, will pay Knapp a royalty of two percent (2%) of the net income, as determined by generally accepted accounting principals applied by ORTHONETX's certified public accountants, received by ORTHONETX from the sale of any of its devices that use the Knapp Patent in its medical devices as addressed by the ORTHONETX's IDIS/IBIS system.

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                  (b) If ORTHONETX creates a business on sublicensing, servicing or selling IBISIIDIS utilizing the Knapp Patent to other medical device manufacturers, ORTHONETX will pay Knapp a royalty of two percent (2%) of the net income, as determined by generally accepted accounting principals applied by ORTHONETX's certified public accountants, received by ORTHONETX based on such business activities.

         2.7 SURVIVAL OF RIGHTS AND OBLIGATIONS UPON TERMINATION. All provisions of this Agreement which in order to give effect to their meaning need to survive its termination shall remain in full force and effect thereafter.

         2.8 CONFIDENTIALITY.

                  (a) CONFIDENTIAL INFORMATION. ORTHONETX shall, except where a provision of the Agreement provides otherwise, maintain in confidence all information disclosed to it under or in relation to this Agreement by Knapp, which is in writing marked "confidential" or, if oral or visual, is identified as confidential at the time of disclosure and reduced to writing marked "confidential" and sent to ORTHONETX within thirty (30) days thereafter, and shall not use any such information except for the purposes of this Agreement. ORTHONETX's obligations under this subclause shall be limited to taking such steps as it ordinarily takes to preserve the most important of its own confidential information. Notwithstanding the foregoing, ORTHONETX may disclose the basic terms of this Agreement in any private placement offering of its securities or any filing with the Securities and Exchange Commission (the "SEC") and may also include this Agreement as an exhibit to any filings with the SEC if required by applicable law or regulations.

                  (b) NON-CONFIDENTIAL INFORMATION. The obligations of non-disclosure and non-use set out above shall not apply to any item of information which: (a) is in the public domain at any time (but without prejudice to any person's rights of action against another person who wrongfully causes or permits such information to be in the public domain); (b) was rightfully in a person's possession without obligation of confidence prior to its disclosure pursuant to this Agreement, or is subsequently independently developed by that person by employees having no access to the information disclosed hereunder; (c) is subsequently rightfully obtained without obligation of confidence by a person from a source other than ORTHONETX as evidenced by written records, or (d) is required to be disclosed by order of any court of competent jurisdiction or to enable the Knapp Patent or any license thereunder to be validly registered, PROVIDED that no right or interest under any license, patent, or otherwise shall be acquired by the recipient of any information by virtue of the application of this section.

                  (c) SURVIVAL OF CONFIDENTIALITY OBLIGATIONS. The obligations of non-disclosure and the limitations on use, set out above, shall survive termination of this Agreement.

         2.9 CONTINGENCY. This Agreement and the obligations of the parties herein are expressly subject to and contingent upon the completion of the minimum funding of the ORTHONETX financing pursuant to the ORTHONETX Private Placement Memorandum of November, 2004. If such financing or alternative is not completed within four (4) months of the date of this Agreement, this Agreement shall be null and void.

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                                    ARTICLE 3
                               GENERAL CONDITIONS

         3.1 ADDITIONAL ACT OR DOCUMENTATION. Knapp and ORTHONETX agree to make, execute, and deliver such additional documents and instruments and take such actions as may be necessary or appropriate to carry out the full intent and purpose of this Agreement.

         3.2 NOTICES. Any notices that may be required under this Agreement shall be in writing, shall be effective on the earlier of the date when received or the third day following mailing, and shall be given by personal service, or by certified or registered mail, return receipt requested, to the addresses set forth below, or to such other addresses as may be specified in writing to all parties hereto.

         3.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party except as expressly provided herein.

         3.4 SEVERABILITY. To the full extent possible, each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

         3.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of the executed counterparts shall be deemed an original hereof. A facsimile signature shall be deemed an original for all purposes.

         3.6 GOVERNING LAW. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the internal laws of the United States of America and the State if Colorado. Suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto shall be brought in District Court for the County of Arapahoe, or Federal District Court in Denver, Colorado, and each party hereto expressly and irrevocably consents to the jurisdiction of said court.

         3.7 ENTIRE AGREEMENT; CAPTIONS. THIS Agreement and the agreements referenced herein contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior agreements and understandings of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings not contained in this Agreement regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in construing this Agreement.


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         3.8 TIME. Time is of the essence of this Agreement and each and every provision hereof Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

         3.9 GENDER AND NUMBER. Wherever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa, and the masculine, feminine, or neuter form shall include the masculine, feminine, and neuter forms.

         3.10 MODIFICATIONS AND WAIVERS. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition or a continuing waiver after demand for strict compliance.

         3.11 ADVISEMENT OF REPRESENTATION. The law firm of Michael J. Tauger has assisted in drafting this Agreement and has done so at the request of its client, ORTHONETX (the "Client"). Michael J. Tauger, Esq. represents only its Client and no other person or entity in this transaction.

         3.12 NOTICES. For all purposes of this Agreement, unless changed by written notice, the mailing addresses of the parties shall be:

ORTHONETX's Notice Address:               Knapp's Notice Address:

2075 S. University Blvd., #212            7451 N. 63rd Street
Denver, CO 80210-4300                     Niwot, CO 80503


         This Agreement is entered into effective the date first written above.



ORTHONETX:                                                 Knapp:

ORTHONETX, Inc.


By: /s/ Randolph Robinson                                  /s/ Terry Knapp
    -----------------------------------                    ---------------------
    Randolph Robinson, M.D., D.D.S.                        Terry Knapp, Chairman



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